Exhibit 10.41

December 31, 2009

Mr. Dan Devine

Chief Financial Officer

Bridgepoint Education, Inc.

13500 Evening Creek Drive North, Suite 600

San Diego, CA 92128

RE:          Bridgepoint Education, Inc. (“Borrower”)

Obligor Number 158 (Revolving Line of Credit)

Dear Mr. Devine:

Comerica Bank (the “Bank”) has approved the extension of the maturity date of the above referenced credit facility as evidenced by that certain note/agreement, dated April 12, 2004 (as such may be amended, restated, modified, supplemented or revised from time to time, the “Agreement”) from December 31, 2009 to January 31, 2010.  Upon your execution of a counterpart of this letter, the maturity date shall be so amended.

The Agreement, as modified and amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this modification and amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

By execution of a counterpart of this letter, Borrower further represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date hereof, and that no event of default has occurred and is continuing under the Agreement or any other document, instrument or agreement entered into in connection therewith, in each case except as set forth on Schedule A (Exceptions) attached to the extension letter dated October 30, 2009 between Bank and Borrower, which is incorporated herein by this reference.

Sincerely,

Comerica Bank

By:	/s/ Greg Park
Greg Park
Vice President

Acknowledged and accepted on December 31, 2009:

Bridgepoint Education, Inc.

By:	/s/ Daniel J. Devine
Daniel J. Devine
Chief Financial Officer